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                                                                      EXHIBIT 22

SUBSIDIARIES OF SFSC SERVICES CORPORATION

SUBSIDIARY NAME                                   STATE OF INCORPORATION
---------------                                   ----------------------
State Financial Bank                              Wisconsin

Hales Corners Development Corporation (1)         Wisconsin

Hales Corners Investment Corporation (1)          Nevada

State Financial Bank - Waterford                  Wisconsin

Waterford Investment Corporation (2)              Nevada

State Financial Mortgage Company                  Wisconsin
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(1)      Subsidiary of State Financial Bank
(2)      Subsidiary of State Financial Bank - Waterford